Exhibit 10.2

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AMENDED AND RESTATED ORMAT TECHNOLOGIES, INC.
2012 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in securing and retaining Eligible Individuals of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Corporation, to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings:

(a)     “Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, Dividend Equivalents or any combination of such types of Awards.

(b)     “Award Agreement” means any written agreement pursuant to which the Corporation makes any Award under the Plan.

(c)     “Board of Directors” means the Board of Directors of Ormat.

(d)     “Cause” means (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; or (iii) the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the ~~Company~~Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(e)     “Change in Control” means, unless otherwise defined in any Award Agreement, (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation's chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets and such sale or disposition is consummated.

(f)     “Code” means the Internal Revenue Code of 1986, as amended.

(g)     “Committee” means the Compensation Committee of the Board of Directors.

(h)     “Common Stock” means the common stock of Ormat, par value $.001.

(i)      “Corporation” means Ormat and its Subsidiaries.

(j)      “Covered Employee” means a covered employee within the meaning of Code Section 162(m).

(k)     “Effective Date” means the date specified in Section 21 of the Plan.

(l)     “Eligible Individual” means an employee, a member of the Board of Directors or an independent contractor of the Corporation.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)     “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange composite tape (or if the Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which the Common Stock is principally trading) on the date of measurement and if there were no trades on the measurement date, on the day on which a trade occurred next preceding such measurement date; provided, however, that if the measurement date is a Sunday, and the following Monday is a day on which trades occur, the closing price of a share of Common Stock on such Monday shall be used.

(o)     “Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award both “outside directors” as defined for purposes of Code Section 162(m) and the regulations under such section of the Code and “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(p)     “Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(q)     “Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(r)      “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(s)     “Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(t)      “Ormat” means Ormat Technologies, Inc.

(u)     “Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(v)     “Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(w)     “Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(x)      “Plan” means this Ormat Technologies, Inc. 2012 Incentive Compensation Plan.

(y)     “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(z)      “Retirement” means Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

(aa)    “Separation from Service” has the meaning set forth in Code Section 409A.

(bb)   “Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(cc)    “Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(dd)   “Subsidiary” means any (i) corporation or entity, other than Ormat, in an unbroken chain of corporations or other entities beginning with Ormat if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which Ormat has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

3.	Administration of Plan

The Plan will be administered by the Committee consisting of at least three members of the Board of Directors. The Committee will determine the aggregate amount of shares of Common Stock to be the subject of Awards granted under the Plan each year to all Eligible Individuals and will make any adjustments under Section 17 of the Plan. The Committee will also determine the amount of any Awards granted to Eligible Individuals and the terms of such Awards, except that Performance Awards to Covered Employees under Section 11 of the Plan will only be granted by the Grant Committee, in accordance with the requirements of Code Section 162(m) and Awards granted to executive officers and directors subject to Section 16 of the Exchange Act shall only be granted by the Grant Committee. With respect to other Eligible Individuals, the Committee may delegate to the Chief Executive Officer of Ormat (the “CEO”) the right to designate Eligible Individuals (other than the CEO) to receive Awards and to determine the amount of any Awards granted to such Eligible Individuals and the terms of such Awards. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter, will constitute action by the Committee. The Committee (or the Grant Committee, as the case may be), in its sole and absolute discretion and authority, will determine the amount, timing and restrictions on the Awards and will administer, construe and interpret the Plan, make rules for carrying out the Plan and make changes to such rules. Any such determination, interpretation or change by the Committee (or the Grant Committee, as the case may be) will be final, conclusive and binding on all parties, including the Corporation and each Participant.

4.	Awards

Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee or the CEO pursuant to the power delegated to the CEO under Section 3 may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)     Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)     Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.

(c)     Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award, provided that no Option shall be exercisable earlier than one year from the date of grant. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation.

(d)     Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of Ormat or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)     Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by Ormat) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

(f)     Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)     Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is equal to or less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 17. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)     Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised earlier than one year from the date of grant nor may be exercisable more than 10 years from the date of grant.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of Ormat (or if Ormat elects, certificates may be issued in the Participant’s name but delivered to and held by Ormat). Unless the Committee determines otherwise at the time of the Award, any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by Ormat on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by Ormat will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on Ormat’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)     Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)     Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)     Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award made by the Grant Committee to Covered Employees will be consistent with the following:

(a)     Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to Covered Employees, directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Options, SARs, Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to key employees in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine in order that such Performance Award constitutes qualified performance-based compensation under Code Section 162(m). Performance Awards may be granted singly, in combination or in tandem.

(b)     Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will (on or before the 90th day of the applicable performance period) establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more of the following objective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; budget and expense management; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion will be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee or the Grant Committee, as the case may be, at the time the Performance Award is made, and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Once established for a performance period, Performance Award performance goals will not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(c)     Determination of Award Earned. A Participant will be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for that Performance Award are achieved. As soon as practicable after the close of each performance period, the Committee or the Grant Committee, as the case may be, will review and determine in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, determine the amount of the Performance Award earned by the Participant for such performance period. The Committee or the Grant Committee, as the case may be, will then determine the actual amount of the Performance Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Performance Award otherwise payable to the Participant based upon such performance.

(d)     Payment. Performance Awards will be paid as provided in the Plan (but in no event later than two and one-half months after the end of the year during which the performance period is completed), according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

(e)     Performance Award Limitations. The shares of Common Stock underlying Performance Awards of Options, SARs, Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock and Incentive Bonuses made pursuant to this Section 11 of the Plan to any key employee in any calendar year may not exceed 500,000, as increased or decreased by the provisions of the Plan, which limitation will be applied in a manner consistent with the requirements of Code Section 162(m). The maximum dollar amount of any Award granted pursuant to this Section 11 of the Plan that may be paid to any key employee in any calendar year may not exceed $10 million.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Dividend equivalents shall not be paid with respect to forfeitable Awards but may be accumulated and paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)     Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)     Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)     Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by Ormat) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Limitations and Conditions

(a)     Maximum Shares of Common Stock Available Under Plan As Awards. Subject to the adjustment provisions of Section 17, the total number of shares of Common Stock that may be made subject to Awards under the Plan is 4,000,000 shares of Common Stock. No more than 100,000 shares (400,000 shares with respect to the initial grant to an Eligible Individual who is a newly hired executive officer) may be made subject to Options, SARs or other Awards to any one Eligible Individual in any calendar year, which limitation shall be applied in a manner consistent with Code Section 162(m). However, the maximum number of shares, both in total and in respect of any one Eligible Individual shall be reduced as follows: (i) in the case of the grant of an Option or SAR, by each share of Common Stock subject to such an Award and (ii) in the case of an Award payable in shares of Common Stock other than an Option or SAR by 2.46 multiplied by each share of Common Stock subject to such an Award. If the Corporation makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the options or other awards consistent with the purpose of the plan of the company acquired, merged or consolidated which are administered pursuant to the Plan, shares of Common Stock subject to the assumed options or other awards will not count as part of the total number of shares of Common Stock that may be made subject to Awards under the Plan.

(b)     Reuse of Shares of Common Stock. Any shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award granted under the Plan that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall become available again for purposes of the Plan. Any shares of Common Stock attributable to a portion of any Award granted under the Plan that is settled in cash in lieu of shares of Common Stock shall become available again for purposes of the Plan. Any shares of Common Stock delivered to, or withheld by, Ormat in payment of the exercise price of, or through net share settlement of, an Option or SAR or in respect of taxes required to be withheld by the Corporation upon exercise or settlement of an Option, SAR or other Award, shall not become available again for purposes of the Plan.

(c)     Maximum Period. No Awards will be made under the Plan after May 1, 2022, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)     Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)     No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on Ormat’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on Ormat’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on Ormat’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)     Ormat’s Obligations. Ormat will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as Ormat may deem applicable. Ormat will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

(g)     No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)     ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)      Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made under any such law, government regulation or stock exchange listing requirement or any policy adopted by Ormat pursuant to any such law, government regulation or stock exchange listing requirement. This provision shall become effective upon promulgation by the New York Stock Exchange of clawback rules as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(j)      Compliance with Laws. Notwithstanding anything contained herein to the contrary, Ormat shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance Ormat may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k)     Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(l)      Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.

(m)    Governing Law. The law of the State of New York (without regard to its conflict of law rules) shall govern all questions concerning the construction, validity and interpretation of the Plan.

16.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from Ormat to a Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, Ormat is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that Ormat owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

17.	Corporate Changes, Divestitures and Plan Termination

(a)     Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)     Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 17(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 17(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

(c)     Plan Termination. If the Plan terminates, then each Participant will be deemed to have incurred a Separation from Service solely for purposes of the Award as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, the provisions of Section 17(c) of the Plan will apply to such Participant’s Award with the same effect as if the date of such termination of the Plan were a Divestiture Date. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, unless otherwise provided by the Board of Directors at the time of Plan termination, Awards that are subject to the rules of Code Section 409A will not be paid out due to such Plan termination and Participants, with respect to such Awards only, will not be deemed to have incurred a Separation from Service. Instead, unless otherwise provided by the Board of Directors at the time of Plan termination, such Awards will continue to be paid out in accordance with their terms then in effect.

18.	Amendment and Termination

(a)     Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of Ormat, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)     Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding

(c)     Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

19.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

20.	Withholding Taxes

The Corporation will have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It will be a condition to the obligation of Ormat to deliver payment of Awards that upon such payment, exercise or settlement the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award to pay any required withholding taxes in shares of Common Stock.

21.	Effective Date

The Plan will be effective as of May 8, 2012 upon approval of the stockholders of Ormat.